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                                                                    EXHIBIT 10.5

                                                            Polaris Towne Center

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This Membership Interest Purchase Agreement (this "Agreement") is made by and between N.P. Limited Partnership, an Ohio limited partnership, as seller (the "Seller"); and Glimcher Properties Limited Partnership, a Delaware limited partnership, as purchaser (the "Purchaser"), to be effective as of the last date of execution of this Agreement by Seller and Purchaser (the "Effective Date"). Polaris Center, LLC, a Delaware limited liability company (the "Company") also joins in the execution of this Agreement to evidence its consent to the transfer of the limited liability interest described in this Agreement and to otherwise comply with those specific obligations expressly imposed on it by the terms of this Agreement. The Seller and the Purchaser may be sometimes collectively referred to herein as the "parties".

                                    RECITALS

         A. The Seller owns a 50% limited liability company membership interest (collectively, the "Interest") in the Company. The Company owns a community shopping center (the "Center") known as Polaris Towne Center situated in Delaware County, Ohio.

         B. Purchaser and Glimcher PTC, Inc., a Delaware corporation ("Glimcher PTC") are the only other members (collectively, the "Members" and individually, a "Member") of the Company. The Company's Members entered into a certain Second Amended and Restated Operating Agreement dated as of May 12, 2000 (the "Operating Agreement"). The Operating Agreement has not been subsequently amended, and that document is the only document evidencing the Seller's ownership of the Interest and there are no other documents of whatever nature or kind relating to the Members' rights and responsibilities as Members in the Company.

         C. The Purchaser desires to purchase and the Seller desires to sell, the Seller's 50% Interest as Member in the Company on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows.

1. Purchase and Sale of Membership Interest. On the terms and subject to the conditions of this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, the Interest in the Company for the price and on the terms set forth in this Agreement. The transfer (the "Transfer") of the Interest in the Company shall be completed by Seller's execution of an Assignment of Membership Agreement (the "Assignment Agreement"), the form of which is attached hereto as Exhibit A. The Transfer shall be effective upon the Closing Date (as that term is defined in Section 3 below).

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2.       Purchase Price. The total purchase price (the "Purchase Price") to be paid by the Purchaser for the Interest shall be Ten Million Dollars ($10,000,000.00).

3. Payment Terms. Simultaneously with the closing and funding (the "Closing" or the "Closing Date") of the purchase and sale of the Interest, the Purchase Price shall be paid by the Purchaser to the Seller in immediately available federal funds. Prior to the Closing, the Seller shall provide the Purchaser with wire transfer instructions so that the total Purchase Price is wire transferred to the Seller.

4. Transfer of the Interest after the Effective Date. After the Effective Date of this Agreement, the Seller shall not transfer directly or indirectly all or any part of its Interest in the Company, even if those transfers are permitted by the terms of the Operating Agreement.

5. Contingencies to Closing. In connection with the execution of this Agreement, Purchaser also entered into an agreement (the "Polaris Mall Purchase Agreement") to purchase 100% of the membership interests owned by seven (7) members which are unrelated to Purchaser (collectively, the "N.P. Sellers") in Polaris Mall, LLC, a Delaware limited liability company ("Polaris Mall"). It is the parties' intentions and requirement that the Closing of this Agreement occur simultaneously with the closing of the Purchaser's acquisition of all of the N.P. Sellers' limited liability interests (the "Polaris Mall Interests") in Polaris Mall, and it shall be a condition precedent to this Agreement that the N.P. Sellers, in consideration for payment to them as required under the Polaris Mall Agreement, transfer all of the N.P. Sellers' Polaris Mall Interests to Purchaser under the terms of the Polaris Mall Agreement, simultaneously with the Closing of this Agreement.

6. Closing. The Closing shall occur in the Company's offices at 150 East Gay Street, Columbus, Ohio on January 5th, 2004. The parties shall execute a closing settlement statement ("Closing Settlement Statement"). At the Closing, the parties shall execute and/or deliver the following documents (collectively, the "Closing Documents") and other deliveries required by the terms of this Agreement, all of which are set forth below:

                                         Referred to in
    Agreement/Document/Delivery        Agreement Section      Delivered By
------------------------------------   ------------------  ------------------
(a)     Assignment Agreement           Section 1                 Seller
(b)     Purchase Price                 Section 2                Purchaser
(c)     Closing Settlement Statement   Section 6                 Company
(d)     Good Standing Certificate      Section 8(a)(v)           Seller
(e)     Good Standing Certificate      Section 8(b)(iii)        Purchaser
(f)     Such other documents           Section 9           Any of the parties
(g)     Resolutions                    Section 15                Seller

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7.       Mutual Release. Effective as of the Closing Date and the payment of the entire Purchase Price by the Purchaser to the Seller, the Purchaser, the Seller, and the Company, for each of them and their respective, as applicable, successors, legal representatives, assigns and all persons claiming by, through or under them, and each of their respective, as applicable, members, parent, subsidiary and/or affiliated companies or entities, shareholders, officers, directors, partners, members, employees, agents, representatives and attorneys of all of the foregoing, and their respective successors, legal representatives, assigns and all persons claiming by, through or under any of them (collectively, "Representatives"), do hereby release, acquit and forever discharge each other and their respective Representatives from and against any and all manner of actions, causes of action, suits, debts, dues, sums of money owed to them, compensation, commissions, covenants, costs, judgments, damages, and claims, demands and actions of whatever nature or kind, in law or in equity (collectively, the "Claims") which any of them now have or had or may ever have against each other and all of their respective Representatives, singularly or in combination, on account of, arising out of, or in connection with any matter, transaction, act, omission or other involvement of whatever nature or kind from the beginning of time through the end of time, which in any way relate to (a) the Seller's investment and membership in the Company, (b) any and all rights and obligations under the Company's current or any former Operating Agreements, (c) any and all rights and obligations under any other agreements or understandings relating to the Seller's investment in and ownership of the Company's business or assets, including without limitation any and all financial reporting and accounting matters associated therewith, (d) the transfer of the Interest, (e) any other matters, directly or indirectly, relating to any of the foregoing, or (f) matters relating to this Agreement, except for any obligations set forth in this Agreement which are expressly intended to survive the Closing Date or expressly intended to occur after the Closing Date. Each of the Purchaser, the Seller and the Company, as of the Closing Date agree to indemnify and hold the other and all of its respective Representatives harmless including without limitation, the obligation to pay the other's legal fees and expenses arising out of any Claims made in violation of the release and indemnity provisions contained in this section of the Agreement. Not in limitation of the foregoing, but as further illustration, each of the Purchaser, the Seller and the Company covenant and agree, as of the Closing Date for and on behalf of each of them and their respective Representatives, to forever refrain from instituting, prosecuting, asserting or otherwise pursuing or pressing against each other any Claims which are released hereby. The terms of this section are intended to survive the Closing forever. The foregoing mutual release contained in this Section 7 of this Agreement is not intended to terminate or release any obligations under various declarations of restrictions, curb cut and access maintenance agreements and sign easement agreements relating to certain real estate adjacent to the Center.

8.       Representations and Warranties.

         a. Seller's Representations and Warranties. Seller hereby represents and warrants to the Purchaser as of the Effective Date and again as of the Closing Date as follows:

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                  i.       that the Seller has good and marketable title to
                           their respective Interest, free and clear of any lien, pledge, security interest, claim, option, agreement, encumbrance or other restriction of whatever nature or kind;

                  ii. that the Seller has not previously transferred any part of its Interest sold to Purchaser under the terms of this Agreement;

                  iii. that the Seller has the full and complete right and power to make the Transfer contemplated by this Agreement;

                  iv. both the execution and delivery of this Agreement by the Seller and by the undersigned signatory on behalf of the Seller, and the performance of all obligations and delivery of all Closing Documents, have been duly and properly authorized by all proper, legal and duly authorized actions;

                  v. that the Seller is a limited partnership in good standing under the laws of the State of Ohio, and that each of its nonindividual constituent partners is in good standing, and that to the extent that the execution of this Agreement or any actions contemplated hereby must be authorized by its partners, such actions have been duly and properly authorized by all proper, legal and duly authorized actions. The Seller shall order and tender to Purchaser at the Closing, a good standing certificate issued by the Ohio secretary of state to confirm that the Seller is in good standing under the laws of the State of Ohio. The tender of such good standing certificate shall in no way release or excuse the Seller from the representations, warranties and obligations contained in the first sentence of this subsection;

                  vi. no consents from any person, entity, lender or other third party of whatever nature or kind are required in order to enter into this Agreement and perform all of the Seller's obligations hereunder; and,

                  vii. the Recitals set forth in this Agreement are true and accurate in every respect.

         b. Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to the Seller as of the Effective Date and again as of the Closing as follows:

                  i. that it has the full and complete right and power to accept the Transfer contemplated by this Agreement;

                  ii. both the execution and delivery of this Agreement by the Purchaser and by the undersigned signatory on behalf of the Purchaser, and the performance of all obligations and delivery of all Closing Documents, have been duly and properly authorized by all proper, legal and duly authorized actions;

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                  iii.     the Purchaser is a limited partnership in good
                           standing under the laws of the State of Delaware, and that each of its constituent nonindividual partners is in good standing, and that to the extent that the execution of this Agreement or any actions contemplated hereby must be authorized by its partners, such actions have been duly and properly authorized by all proper, legal and duly authorized actions. The Purchaser shall order and tender to Seller at the Closing, a good standing certificate issued by the Delaware Secretary of State to confirm that the Purchaser is in good standing under the laws of the State of Delaware. The tender of such good standing certificate shall in no way release or excuse Purchaser from the representations, warranties and obligations contained in the first sentence of this subsection;

                  iv. no other consents from any person, entity, lender or other third party of whatever nature or kind are required in order to enter into this Agreement and perform all of its obligations hereunder; and,

                  v. the Recitals set forth in this Agreement are true and accurate in every respect.

         The representations and warranties set forth in this Section shall survive the Closing, and all same shall be true and accurate in all material respects as of the Effective Date as well as of the Closing Date, without the necessity of signing any updated certificate or other document reconfirming all said representations and warranties as of the date of the Closing.

9. Further Assurances. The parties agree to execute and deliver such instruments and take such further actions as another party may, from time to time, reasonably request and are reasonably required in order to effectuate the purposes and to carry out the terms of this Agreement.

10. Pre-Closing Covenants. Each of the parties to this Agreement will use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation, the delivery of the items set forth in Section 6 hereof.

11. Broker Fees. Each party hereby represents and warrants to the other that it has dealt with no broker, investment broker or agent in connection with the transactions contemplated hereby and that no commission, finders' fees or other such payments are due any such person. Purchaser and Seller shall indemnify, defend (with counsel satisfactory to the indemnified party) and agree to hold the other harmless from and against any and all loss, liability, cost or expense (including without limitations, court costs and reasonable attorneys' fees and expenses) that the one may suffer or sustain should the foregoing representations and warranties of the other prove inaccurate. The foregoing indemnity shall survive the Closing and/or any termination of this Agreement.

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12.      Notice Addresses. Any notice required or permitted by or in connection with the Agreement, without implying the obligation to provide any such notice, shall be in writing sent to the appropriate addresses set forth below or to such other addresses as may be hereafter specified by written notice by Seller or Purchaser. Any such notice shall be deemed to be effective (a) one (1) day after deposit if sent by a nationally recognized overnight courier service, or (b) two (2) days after deposit if sent by the U.S. Postal Service, postage prepaid, certified, return receipt requested, or (c) upon receipt if hand delivered or sent by facsimile with the sender retaining the facsimile confirmation to prove delivery.

         a.       If to Seller:

                  N.P. Limited Partnership
                  8800 Lyra Drive, Suite 550
                  Columbus, Ohio 43240
                  Attn: Franz A. Geiger, Esq.

         b.       If to Purchaser or the Company:

                  Glimcher Properties Limited Partnership
                  150 East Gay Street
                  Columbus, Ohio  43215
                  Attn: George A. Schmidt, Esq.
                  Telecopy No. 614-621-8863

                  With a copy to:

                  Frost Brown Todd LLC
                  10 West Broad Street, Suite 1000
                  Columbus, Ohio  43215
                  Attn:  John I. Cadwallader, Esq.
                  Telecopy No. 614-464-1737

13. Choice of Law. The laws of the State of Ohio shall govern the rights and obligations of the parties to this Agreement, and the interpretation and construction and enforceability thereof, and any and all issues relating to the transactions contemplated herein.

14. Miscellaneous. This Agreement may be changed, waived or amended only in an agreement signed by all parties to this Agreement. Except as specifically provided herein, this Agreement contains the entire understanding between the parties relating to the subject matter hereof, and it supersedes any and all prior oral or written understandings or agreements relating to any such matters. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns, heirs and personal representatives, as applicable. The captions of the several sections of this Agreement are not a part hereof, and these captions shall not be used to interpret any of the terms of this Agreement. The Recitals are intended to be a part of this Agreement and are incorporated into the body hereof. All parties signing this Agreement have taken all duly authorized action necessary to authorize the execution of this Agreement and to

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         execute any and all documents related hereto, and each of the parties may rely upon this section of the Agreement without the necessity of having further documentation to evidence such authority. If either party defaults under its obligations set forth in this Agreement, the non-defaulting party shall be entitled to recover reasonable attorneys' fees and expenses incurred by the non-defaulting party in either defending or initiating any action against the defaulting party. The parties specifically acknowledge, represent and warrant that all of the terms and conditions of this Agreement are adequately and fully supported by consideration. The date of this Agreement shall be the date that the last party signs it. In computing any period of time under this Agreement, the day of the act or event for which the designated period of time begins to run shall not be included, but the last day of the period shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event, the period shall run through the next business day. This Agreement may be executed in counterparts and shall be fully enforceable so long as both parties have signed either one Agreement or documents in counterpart. This Agreement may be executed by facsimile signature and such facsimile signatures shall be deemed as originals.

15. Authorization. At the Closing, each nonindividual Seller shall tender an executed resolution and Officer's certificate evidencing (a) ratification of the entity's and the signatory's authority to execute this Agreement, and (b) authorization of the entity's and the signatory's authority to execute and deliver the Closing Documents and to perform any and all actions required to be performed under the terms of this Agreement.

          [End of Agreement - Signatures appear on the following pages]

         IN WITNESS WHEREOF, the following signatories, intending to be legally bound hereby, have executed this Agreement.

                                   SELLER:

                                   N.P. LIMITED PARTNERSHIP,
                                   an Ohio limited partnership

                                   By: KEW Investment Company, an Ohio
                                       general partnership, its General Partner

                                   By: The Robert Christian Echele Trust
                                       U/A October 6, 1988, as amended, its
                                       general partner

November ___, 2003                 By: _____________________________________
                                       Robert C. Echele, Trustee

                                   PURCHASER:

                                   GLIMCHER PROPERTIES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership, through its sole and general partner signing below

                                   By: GLIMCHER PROPERTIES
                                       CORPORATION, a Delaware corporation

November ___, 2003                 By: _____________________________________
                                       Herbert Glimcher, Chairman

                                   COMPANY:
                                   POLARIS MALL, LLC., a Delaware limited
                                   liability company

                                   By: GLIMCHER PROPERTIES LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership, its Managing Member

                                   By: GLIMCHER PROPERTIES
                                       CORPORATION, a Delaware
                                       corporation, its General Partner

November ___, 2003                 By:______________________________________
                                       Herbert Glimcher, Chairman

                                    EXHIBIT A

                       ASSIGNMENT OF MEMBERSHIP AGREEMENT

                                                                50% LLC Interest
                                                            Polaris Towne Center

                       ASSIGNMENT OF MEMBERSHIP AGREEMENT

         This Assignment of Membership Interest ("Assignment") is made by N.P. Limited Partnership, an Ohio limited liability company ("Assignor") and Glimcher Properties Limited Partnership, a Delaware limited partnership ("Assignee"). The parties intending to be legally bound, hereby agree as follows:

         Assignor and Assignee have entered into a certain Membership Interest Purchase Agreement dated as of November 26, 2003 ("Agreement"), and reference is hereby made to said Agreement. Terms which are capitalized herein shall have the same meaning as those identically capitalized terms are defined in the Agreement. Assignor is a Member of the Company, owning a fifty percent (50%) limited liability membership interest (the "Interest") in the Company.

         FOR VALUE RECEIVED, Assignor hereby sells, assign and transfers to the Assignee, the Interest in the Company for the consideration described more particularly in the Agreement. Assignor hereby remakes all representations and warranties contained in the Agreement as of the Closing Date.

         Assignor further covenants and agrees that, consistent with the terms of the Agreement, from time to time upon the reasonable request of the Assignee or the Company, Assignor will execute any document reasonably necessary to complete, document or otherwise implement the Transfer of the Interest assigned hereby.

         This Assignment is intended to be effective as of the Closing Date set forth on the signature page hereof.

            [End of Assignment - Signatures Appear on Following Page]

         IN WITNESS WHEREOF, the Assignor and the Assignee, intending to be legally bound hereby, have executed this Assignment by their duly authorized representative signing below.

                               ASSIGNOR:

                               N.P. LIMITED PARTNERSHIP,
                               an Ohio limited partnership

                               By:      KEW Investment Company, an Ohio
                                        general partnership, its General Partner

                               By:      The Robert Christian Echele Trust
                                        U/A October 6, 1988, as amended, its
                                        general partner

                               By:__________________________________
                                        Robert C. Echele, Trustee

                               ASSIGNEE:

                               GLIMCHER PROPERTIES LIMITED
                               PARTNERSHIP,
                               a Delaware limited partnership,

                               By:      GLIMCHER PROPERTIES
                                        CORPORATION, a Delaware corporation,
                                        its General Partner

                               By:__________________________________
                                        George A. Schmidt
                                        Executive Vice President

                               Closing Date: January 5, 2004